Exhibit 21

                   AGRIBRANDS INTERNATIONAL, INC. SUBSIDIARIES

        Name Of Subsidiaries                                Organized Under the
                                                                 Laws of

Agri Holding, Inc.                                                Delaware
Agribrands Purina Korea, Inc.                                      Korea
AGX Services, Inc.                                                Delaware
Agribrands Purina (Fushun) Feedmill Co., Ltd.                      China
Agribrands Purina (Langfang) Feedmill Co., Ltd.                    China
Agribrands Purina Nanjing Feed Mill Co., Ltd.                      China
Agribrands Purina Yantai Feedmill Co., Limited                     China
Agribrands Philippines, Inc.                                     Philippines
Puriphil Realty Development                                      Philippines
Agribrands Purina do Brazil Ltda                                   Brazil
Agribrands Purina Canada Inc.                                      Canada
Agribrands Purina Colombia S.A.                                   Colombia
Agribrands Purina Guatemala, S.A.                                 Guatemala
Auto-Cafes Purina S.A.                                            Guatemala
Industrias Purina S.A. de C.V.                                     Mexico
Industrias Purina Ltd.                                      Grand Caymen Islands
Agribrands Purina Mexico S.A. de C.V.                              Mexico
Alimentos Nutritivos S.A. de C.V.                                  Mexico
Proveedora De Alimentos Ave-Pecuarios S.A. de C.V.                 Mexico
Ralston de Mexico S.A. de C. V.                                    Mexico
Agribrands Purina Peru S.A.                                         Peru
Latin Americas Agribusiness Development Corporation S.A.           Panama
Agribrands Purina Venezuela C.A.                                 Venezuela
Granjas Geneticas Porcinas de Venezuela, C.A.                    Venezuela
Nutrimentos Lomgimar, C.A.                                       Venezuela
Agribrands Europe France S.A.                                      France
Cofanimo Sarl France                                               France
Sorelap SA                                                         France
Sarl Ferard Feres                                                  France
SA Sofidelf                                                        France
Establissements Leandre Ferard Et Fils S.A.                        France
Purina Sud Est
Agribrands Europe Hungary Animal Feed And Trading                  Hungary
Company Limited
Agribrands Europe Italia S.p.A.                                     Italy
Ralston Purina Trading Italia S.r.l.                                Italy
Purina Portugal-Alimentacao e Sanidade Animal Lda.                Portugal
Agribrands Europe Espana S.A.                                       Spain
Purina Besin Maddeleri Sanayi Ve Ticaret A.S.                      Turkey